ENDOVASC, INC.

                      CERTIFICATE OF DESIGNATIONS, POWERS,
                  PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS
                                SERIES NDC STOCK,
                            $.001 PAR VALUE PER SHARE

                             PURSUANT TO NRS 78.1955

     1.   The name of the corporation is Endovasc, Inc.

     2. The following resolutions were adopted by the Board of Directors pursuant to the Articles of Incorporation of the Company:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation of the Company, the Board of Directors hereby authorizes and designates a series of common stock of the Company (the "Series NDC Stock") consisting of 15,000,000 shares.

     FURTHER RESOLVED, that the Board of Directors hereby fixes and determines the powers, preferences, limitations, and relative rights of the Series NDC Stock as set forth in Exhibit A attached to these resolutions.
                                ----------

     FURTHER RESOLVED, that the President and the Secretary of the Company be, and each hereby is, authorized to execute a Certificate of Designations relating to the Series NDC Stock and cause the same to be filed with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, I do hereby execute these Articles of Amendment on July 1, 2003.

                                            /s/ David P. Summers
                                            -----------------------------------
                                            David P. Summers, President


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                                                                       EXHIBIT A

                                 ENDOVASC, INC.

              POWERS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                       OF
                                SERIES NDC STOCK

1.   Definitions.  As  used  in  these  powers,  preferences,  limitations  and
     ------------
relative rights, the following terms have the meanings set forth in this section.

     (b) "Common Stock" means the common stock of the Corporation, $.001 par value per share, that has not been assigned to any class or series of common stock.

     (c) "Common Stock Available Dividend Amount" on any date means the excess, if any, of (i) the amount legally available for the payment of dividends on Common Stock of the Corporation over (ii) the Series NDC Available Dividend Amount and any other amounts set aside for dividends on a series of Common Stock.

     (d) "Common Stock Liquidation Amount" means excess, if any, of (i) the total assets of the Corporation over (ii) the sum of the liabilities of the Corporation and any amount needed to satisfy the preferential rights to which holders of any Preferred Stock of the Corporation are entitled upon liquidation of the Corporation.

     (e) "Series NDC Available Dividend Amount" on any date means the excess, if any, of (i) the paid in surplus relating to the Series NDC Stock and retained earnings (net of retained losses) relating to the nutraceutical application of the Corporations angiogenics patents, licenses, products and services, as determined in accordance with generally accepted accounting principles in effect at such time applied on a consistent basis.

     (f) "Series NDC Liquidation Amount" means the product of (i) the Common Stock Liquidation Amount times (ii) a fraction the numerator of which is the Series NDC Available Dividend Amount and the denominator of which is the amount legally available for the payment of dividends on Common Stock of the Corporation.

     (g) "Series NDC Stock" means the series of Common Stock of the Corporation designated in these powers, preferences, limitations and relative rights.

2.   Designation  and  Number.  There  shall  be a series of Common Stock of the
     ------------------------
Corporation designated the "Series NDC Stock," and the number of shares constituting such series shall be 15,000,000 shares, having $.001 par value per share. The Series NDC Stock shall, with respect to all powers, preferences, limitations and relative rights hereof be equal to and on a par with the Common Stock, except as set forth herein.

3.   Dividends.  (a)  The  holders of the outstanding shares of Series NDC Stock
     ---------
shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available


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therefor,  cash  dividends  in  an  amount equal to the lesser of (i) the assets legally available therefor and (ii) the Series NDC Available Dividend Amount.

          (b) No dividends shall be declared or paid on Common Stock unless, after giving effect thereto, the assets legally available for the payment of dividends on the Series NDC Stock are greater than the Series NDC Available Dividend Amount.

          (c) The holders of the outstanding shares of Series NDC Stock shall participate on a parity with the holders of the outstanding shares of Common Stock in any dividend or distribution in the form of a security or evidence of indebtedness issued by the Corporation other than shares of the Common Stock or securities exchangeable for or convertible into shares of Common Stock.

          (d) The Board of Directors may at any time declare and pay dividends exclusively on the Series NDC Stock or exclusively on the Common Stock or on both the Series NDC Stock and the Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Series NDC Stock Available Dividend Amount and the Common Stock Available Dividend Amount, the amount of dividends previously declared on each series, the respective voting or liquidation rights of each series or any other factor.

4.   Voting.  Except  as  otherwise  provided  herein or as required by law, the
     ------
Series NDC Stock shall be voted with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of shareholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the basis of one vote for each share of Series NDC Stock.

5.   Liquidation  Rights.  In  the  event  of  any  voluntary  or  involuntary
     -------------------
liquidation, dissolution or termination of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of the Preferred Stock are entitled, the holders of the Series NDC Stock and the Common Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of the Common Stock on a per share basis in proportion to the respective Series NDC Liquidation Amount and the Common Stock Liquidation Amount. Neither a merger nor share exchange of the Corporation into or with any other company, nor a merger or share exchange of any other company into or with the Corporation, nor a sale, lease, exchange or other disposition of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation of the Corporation, or cause the dissolution of the Corporation.

6.   Dispositions.  (a) In the event of the disposition, in one transaction or a
     ------------
series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the nutraceutical application of its angiogenics patents, licenses, products and services to one or more persons or entities other than the disposition by the Corporation of all or substantially all its properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Corporation and the distribution of assets to shareholders as referred to in Section 5, or to any person or entity controlled (as determined by the Board of Directors) by the Corporation, the Corporation shall, on or prior to the 85th day after the date of consummation of such disposition (the "Disposition Date"),

     (i) if such disposition involves less than all of the properties and assets attributed to the nutraceutical application of the Corporation's angiogenics patents, licenses, products and services and provided that there are assets legally available therefor, pay to the holders of the shares of the Series NDC Stock a dividend, as the Board of Directors shall have declared subject to compliance with the provisions of these declarations, in cash or other property having a fair value as of the Disposition Date in the aggregate equal to the net proceeds received from such disposition; or

     (ii) if such disposition involves all (not merely substantially all) of the properties and assets attributed to the nutraceutical application of the Corporation's angiogenics patents, licenses, products and services, redeem all outstanding shares of the Series NDC Stock in exchange for cash or other property having a fair value as of the Disposition Date in the aggregate equal to the net proceeds received from such disposition.

     (b) Not later than the tenth (10th) Trading Day following the Disposition Date, the Corporation shall notify each holder of Series NDC Stock (i) the net proceeds of such disposition, (ii) the number of shares outstanding of the Series NDC Stock, (iii) either the amount of any dividend pursuant to Section 6(i) or the amount of the redemption pursuant to Section 6(ii), (iv) the record date as of which the holders of the Series NDC Stock will be determined for the purposes of distributions pursuant to this Section, and (v) the date, time and place at which any shares of Series NDC Stock are to be delivered for redemption.

     (c) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of Series NDC Stock upon any redemption, dividend or other distribution pursuant to this Section. If more than one share of Series NDC Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of Series NDC Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the fair value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest).

     (d) No adjustments in respect of dividends shall be made upon the redemption of any shares of Series NDC Stock; provided, however, that if the redemption date with respect to any shares of Series NDC Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such Series NDC Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent redemption of such shares.

     (e) Before any holder of Series NDC Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such Series NDC Stock pursuant to this Section, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Series NDC Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of Series NDC Stock deliver to the person for whose account such shares of Series NDC Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by this Section, in each case without interest.

     (f) From and after any applicable redemption date all rights of a holder of shares of the Series NDC Stock shall cease except for the right, upon surrender of the certificates representing such shares of the Series NDC Stock as required by this Section, to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were redeemed, together with any payment in respect of fractional shares and rights to dividends as provided in this Section, in each case without interest.

     (g) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon redemption of shares of Series NDC Stock pursuant to this Section. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Series NDC Stock so redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (h) Neither the failure to mail any notice required by this Section to any particular holder of Series NDC Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Series NDC Stock or the validity of any such redemption.

     (i) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section as the Board of Directors shall determine to be appropriate.

7.   Exchange.  (a)  At  any  time  at which  all of the  assets and liabilities
     --------
attributed to the nutraceutical application of the Corporation's angiogenics patents, licenses, products and services (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more subsidiaries of the Corporation (a "NDC Subsidiary"), the Board of Directors may on such date as the Board of Directors shall determine (the "Exchange

Date") exchange all of the outstanding shares of Series NDC Stock for the number of shares of common stock of such NDC Subsidiary equal to the quotient of (i) the number of shares of the NDC Subsidiary then owned by the Corporation divided by (ii) the number of shares of Series NDC Stock outstanding.

     (b) Not later than the tenth (10th) Trading Day following the determination of an Exchange Date, the Corporation shall notify each holder of Series NDC Stock (i) the number of shares outstanding of the Series NDC Stock,
(ii) the number of shares of the NDC Subsidiary that will be issued for each outstanding share of Series NDC Stock, (iii) the record date as of which the holders of the Series NDC Stock will be determined for the purposes of distributions pursuant to this Section, and (iv) the date, time and place at which any shares of Series NDC Stock are to be delivered for exchange.

     (c) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of Series NDC Stock upon any exchange other distribution pursuant to this Section. If more than one share of Series NDC Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any exchange or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of Series NDC Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the fair value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest).

     (d) No adjustments in respect of dividends shall be made upon the exchange of any shares of Series NDC Stock; provided, however, that if the exchange date with respect to any shares of Series NDC Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such Series NDC Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent exchange of such shares.

     (e) Before any holder of Series NDC Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such Series NDC Stock pursuant to this Section, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Series NDC Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of Series NDC Stock deliver to the person for whose account such shares of Series NDC Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by this Section, in each case without interest.

     (f) From and after any applicable exchange date all rights of a holder of shares of the Series NDC Stock shall cease except for the right, upon surrender of the certificates representing such shares of the Series NDC Stock as required by this Section, to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were exchanged, together with any payment in respect of fractional shares and rights to dividends as provided in this Section, in each case without interest.

     (g) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon exchange of shares of Series NDC Stock pursuant to this Section. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Series NDC Stock so redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (h) Neither the failure to mail any notice required by this Section to any particular holder of Series NDC Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Series NDC Stock or the validity of any such exchange.

     (i) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section as the Board of Directors shall determine to be appropriate.

8.   Extraordinary  Transactions.  (a)  In  the  event  of  (i)  a  merger  or
     ---------------------------
consolidation of the Corporation with or into another corporation resulting in more than 50% of the outstanding shares of the surviving corporation's voting stock being owned by a person or persons other than the holders of the Common Stock as of the date immediately prior to such merger or consolidation; (ii) the sale of voting stock resulting in more than 50% of the outstanding shares of the Corporation's voting stock being owned by a person or persons other than the holders of the shareholders of the Corporation as of the date immediately prior to such sale; or (iii) the sale, transfer or lease of all, or substantially all, of the assets of the Corporation (each, an "Extraordinary Transaction"), each share of Series NDC Stock shall be converted to Common Stock on the day immediately prior to such Extraordinary Transaction in the ratio that the Series NDC Liquidation Amount bears to the Common Stock Liquidation Amount on such date.

     (b) The Corporation shall, within ten (10) days after the date the Board of Directors approves an Extraordinary Transaction, give each holder of record of the Series NDC Stock written notice of the proposed action, including the date on which such action is scheduled to be taken, a description of the stock, cash and property to be received by the holders of shares of Common Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of the Series NDC Stock of such material change.

     (c) The Corporation shall not consummate any Extraordinary Transaction before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the then outstanding shares of the Series NDC Stock (the "Majority Holders")

9.   Legend.  The certificates representing shares of the Series NDC Stock shall
     ------
bear  the  following  restrictive  legend.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, LIMITATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SERIES NDC STOCK, A COPY OF WHICH MAY BE OBTAINED BY THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST TO THE ISSUER.

     THE SECURITES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY BENEFICIAL INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHICATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS, LIMITATION, PREFERENCES AND RELATIVE RIGHTS RELATING TO THE SERIES NDC STOCK.

10.  Loss.  Theft.  Destruction.  Upon  receipt  by  the Corporation of evidence
     --------------------------
satisfactory to the Board of Directors of the Corporation of the loss, theft, destruction or mutilation of the certificate representing the holder's shares of Series NDC Stock, and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver a replacement certificate.